INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (2-93572, 33-45809 and 33-53462) on Forms S-8 of Bel Fuse Inc. of our report dated March 7, 2001, appearing in this Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 2000.



DELOITTE AND TOUCHE

March 7, 2001
New York, New York